Exhibit 10.1

SECOND AMENDMENT

TO

SECURITIES PURCHASE AGREEMENT

This Second Amendment to Securities Purchase Agreement (this “ Second Amendment”) is made and entered into as of November 3, 2025, by and among Pineapple Financial Inc., a corporation continued and existing under the Canada Business Corporations Act (the “Company”) and each purchaser (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”, and together with the Company, the “Parties”) identified on the signature pages to that certain Securities Purchase Agreement, dated as of September 2, 2025, as amended on September 4, 2025 (the “Purchase Agreement”). Capitalized terms used herein but not otherwise defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement (as defined below).

RECITALS:

A. WHEREAS, the Company and the Purchasers entered into the Purchase Agreement, which sets forth the Parties’ rights and obligations with respect to the transactions contemplated thereby;

B. WHEREAS, in due consideration of the promises that the Parties have made to each other in the Purchase Agreement and therewith, the Parties desire to amend the Purchase Agreement in the manner set forth herein;

C. WHEREAS, Section 5.5 of the Purchase Agreement provides that the Purchase Agreement may be amended in a written instrument signed by the Company and the Purchasers of at least 50.1% in interest of the Subscription Receipts, and the Injective Foundation, for as long as Injective Foundation is a holder of the Subscription Receipts (the “Requisite Consent”);

D. WHEREAS, the Purchasers identified on the signature pages hereto constitute the Requisite Consent; and

E. WHEREAS, the Parties intend that this Second Amendment shall be binding upon and inure to the benefit of each of the Parties and their respective successors and permitted assigns.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I AMENDMENTS

1.1 The definition of “Escrow Deadline” in the Purchase Agreement is hereby amended and restated in its entirety, and replaced with the following:

“Escrow Deadline” means ninety (90) days from the Closing Date, subject (i) to an automatic extension to an aggregate of 120 days from the Closing Date in the event that the Commission notifies the Company that it will review the Registration Statement, and (ii) such further extension(s) to be agreed to in writing by the holders of 50.1% or more of the Subscription Amounts, including Injective Foundation, acting reasonably, in accordance with the Subscription Receipt Agreement.

ARTICLE II MISCELLANEOUS

2.1 No other Amendments. Except as expressly amended hereby, the terms and conditions of the Purchase Agreement shall continue in full force and effect.

2.2 Governing Law. This Second Amendment shall be governed by and construed in accordance with the laws of the State of New York.

2.3 Miscellaneous. This Second Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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WHEREOF, the Parties have caused this Second Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

COMPANY:

PINEAPPLE FINANCIAL INC.

By:
Name:	Shubha Dasgupta
Title:	Chief Executive Officer

PURCHASER:

By:
Name:
Title: